Erratum

                        TAX-FREE OBLIGATIONS FUND
             (A portfolio of Money Market Obligations Trust)

                             PROXY STATEMENT

      The Proxy Statement Dated February 21, 1995 should be amended in the following places:

      The first sentence of the second paragraph on page 2 should be replaced with the following sentence:

      "On February 6, 1995 the Fund had outstanding 1,174,110,071.2 shares of beneficial interest, each whole share being entitled to one vote and fractional shares being entitled to fractional votes."

      The second paragraph on page 5 should be replaced with the following paragraph:

      "The following list indicates the beneficial ownership of shareholders who, to the best knowledge of the Fund, are the beneficial owners of more than 5% of the outstanding shares of the Fund as of February 6, 1995: Boatmen's Trust Company, St. Louis, MO, owned 80,586,426.54 Institutional Shares (7.94%); First Union National Bank, Charlotte, NC, owned 161,427,178 Institutional Shares (15.91%); Var & Co., St. Paul, MN, owned 215,820,235 Institutional Shares (21.27%); Trustman/Trust Company Bank, Atlanta, GA, owned 73,721,643 Institutional Shares (7.26%);Putnam Trust Company, Greenwich, CT owned 27,130,700 Institutional Service Shares (17.03%);NAIDOT & Co., Woodbridge, NJ, owned 82,187,400 Institutional Service Shares (51.60%); and Morand & Company - American National Bank & Trust, Chicago, IL owned 30,807,935.03 Institutional Service Shares (19.34%); Stockyards Bank & Trust, Louisville, KY owned 11,563,609.98 Institutional Service Shares (7.26%)."


                                                          March 1,  1995